Exhibit 99.1
FOR IMMEDIATE RELEASE

AtheroNova Receives Notice of Allowance for Its US Patent Application 12/024,908

Dissolution of Arterial Plaque Using Hyodeoxycholic Acid

IRVINE, CA: July 9, 2012 – AtheroNova Inc. (OTCBB: AHRO), a biotech company focused on the research and development of compounds to regress atherosclerotic plaque, announced that it has received a Notice of Allowance for its patent application for Dissolution of Arterial Plaque. The patent will issue within the next few months when the US Patent Office completes its registration process. This announcement culminates over five years of effort in pursuit of a patent covering the use of hyodeoxycholic acid for atherosclerotic plaque lesions.

“We have worked diligently with our patent counsel, McDermott Will & Emery LLP, to achieve this major milestone and we want to thank them for their efforts,” said AtheroNova CEO Thomas W. Gardner. “We are very confident that this patent will support our development project for AHRO-001 and will enhance our ability to fully capitalize on the intellectual property potential that this patent represents. We can now move forward with several additional compounds in the AHRO family described in our patent applications. AtheroNova is continuing to build significant momentum as we prepare for initiation of our Phase I clinical trials later this year.”

"We are pleased that the U.S. Patent Office has found AtheroNova's claims for treating atherosclerosis using a bile acid to be patentable,” stated James W. Hill, MD, AtheroNova’s patent counsel with McDermott Will & Emery. “The method involves administering the naturally occurring bile acid hyodeoxycholic acid, or HDCA, to a patient such that its concentration in the patient's blood is maintained above a certain level for a period of time. In mice studies at UCLA, HDCA was effective in inhibiting progression of arterial plaque in a way that may bode well for treatment of human atherosclerosis."

About AHRO-001

AHRO-001 is AtheroNova's first novel application for the treatment and prevention of atherosclerosis. Atherosclerotic plaque is the primary underlying cause of heart disease and stroke in industrialized countries. AtheroNova uses certain pharmacological compounds to regress atherosclerotic plaque deposits through a process known as delipidization. Delipidization dissolves plaques in artery walls, which are then removed by natural body processes. AtheroNova plans to develop multiple applications for its patents-pending compounds that can be used in pharmaceutical-grade products for the treatment of atherosclerosis. Atherosclerosis and related pharmaceutical costs run more than $41 billion annually in the United States alone. Market sectors potentially served by AHRO-001 include: Cardiovascular Disease, Stroke, Peripheral Artery Disease, Dementia and Alzheimer’s and Erectile Dysfunction, all of which have been linked to atherosclerosis.

About AtheroNova

AtheroNova Inc., through its wholly-owned subsidiary, AtheroNova Operations, Inc., is an early stage biotech company focused on discovery, research, development and licensing of novel compounds to reduce or regress atherosclerotic plaque deposits. The Company's focus on compounds to reduce atherosclerotic plaque deposits addresses the most lucrative segments of the multi-billion dollar prescription drug market: cardiovascular disease and stroke prevention. www.AtheroNova.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward- looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this news release include statements regarding the suitability of the compound for its intended use, mechanisms of action, intellectual property as well as the development of applications for AtheroNova's technology. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as significant fluctuations in expenses associated with clinical trials, failure to secure additional financing, the inability to complete regulatory filings with the Food and Drug Administration, the introduction of competing products, or management's ability to attract and maintain qualified personnel necessary for the development and commercialization of its planned products, and other information that may be detailed from time to time in AtheroNova's filings with the United States Securities and Exchange Commission. AtheroNova undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:
Thomas Gardner, CEO
Tel: (949) 476-1100
or
Mark Selawski, CFO
Tel: (949) 476-1100

Investor Contact:
Jeff Ramson
ProActive Capital Resources Group
Tel: 646-863-6341
Email: info@atheronova.com